Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    --------



We consent to the incorporation by reference in Post Effective Amendment No. 1 to the Registration Statement (File No. 33-64799) of Constellation Energy Group, Inc. on Form S-4 of our report dated January 15, 1999, on our audits of the consolidated financial statements included in Form 8-K dated March 1, 1999 of Baltimore Gas and Electric Company and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                            /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP


Baltimore, Maryland
March 1, 1999